UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 9, 2009
NEDAK ETHANOL, LLC
(Exact Name of Registrant as Specified in Its Charter)
NEBRASKA	333-130343	20-0568230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713
(Address of Principal Executive Offices)		(Zip Code)
(402) 925-5570
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 4, 2009, the Board of Directors (the “Board”) of NEDAK Ethanol, LLC (the “Company”) adopted a Third Amended and Restated Operating Agreement (the “Revised Agreement”) pursuant to Section 8.1 of the Company’s Second Amended and Restated Operating Agreement dated July 18, 2007 (the “2007 Agreement”).  The adoption of the Revised Agreement creates a new class of securities in the Company: Class A Preferred Units (“Preferred Units”).  The Board’s reason for adopting the Revised Agreement was to add the class of Preferred Units and to set forth the rights and preferences applicable to the Preferred Units.

The following is a brief description of the changes made to the 2007 Agreement in the creation of the Preferred Units, as set forth in the Revised Agreement, and capitalized terms used in this Item 5.03 which are not otherwise defined have the meaning ascribed to them in the Revised Agreement:

Allocations:
Losses: Losses of the Company will be allocated as follows: (i) first, to Members, pro rata in proportion to each Member's Percentage Interest, except that no losses shall be allocated to a Class A Member that would cause increase the amount of such Class A Member's Adjusted Capital Account to be less than the sum of such Class A Member's Adjusted Capital Account plus such Class A Member's accrued unpaid Preferred Return, (ii) second, to the Class A Members pro rata in proportion to the amount of each such Class A Member’s accrued unpaid Preferred Return until each such Class A Member’s Adjusted Capital Account equals such Class A Member’s Adjusted Capital Contributions; (iii) third, to the Class A Members pro rata in proportion to their positive Adjusted Capital Account balance until each Class A Member’s Adjusted Capital Account is reduced to zero; and (iv) fourth, to the Members who bear the economic risk of loss in accordance with the applicable Treasury Regulations.

Profits:  Profits of the Company will be allocated as follows: (i) first, to the Members who were allocated Losses pursuant to (iv) above to the extent of and in proportion to the Losses allocated pursuant to (iv) above until all such Losses have been recovered; (ii) second, to the Class A Members in proportion to the amounts by which each such Class A Member’s Capital Account is less than such Member’s Adjusted Capital Contributions until each such Class A Member’s Capital Account equals such Class A Member’s Adjusted Capital Contributions; (iii) third, to the Class A Members pro rata in proportion to the amount of each such Class A Member’s accrued Preferred Return as of the end of the period for which the allocation is being made less any previous allocations made pursuant to this subsection (iii) of Profits that have not been offset by allocations pursuant to Losses subsection (ii) above; (iv) fourth, to the Members who were allocated Losses other than in proportion to their Percentage Interest pursuant to Losses subsection (i) above to the extent of and in proportion to the Losses allocated to such Members other than in proportion to their Percentage Interest until all such Losses have been recovered; and (v) fifth, to the Members pro rata in proportion to each such Member’s Percentage Interest as of the end of the period for which the allocation is being made.

Distributions:
Preferred Units receive 10% cumulative annual distributions (the “Preferred Return”).  Distributions are payable upon the earliest of (i) redemption of the Class A Units, (ii) a liquidation, dissolution or winding up of the Company (a “Liquidation Event”), or (iii) when and if declared by the Board.  Distributions will not be paid unless such distributions are expressly permitted by the Company’s credit agreement (the “Credit Agreement”).

Distributions will be payable in cash and will accrue on a daily basis whether or not there are profits, surplus or other funds of the Company available for payment of distributions.  Distributions on the Preferred Units will be paid prior and in preference to any distributions on the Common Units of the Company and any other units or equity interests in the Company (“Junior Securities”).

Distributions will be made by the Company as follows: (i) first to all Unit Holders in amounts sufficient to satisfy income tax liabilities arising as a result of allocations made pursuant to the Revised Agreement, (ii) second, to the holders of Preferred Units in an amount equal to such holders' accrued but unpaid Preferred Return, and (iii) third, to all Members in proportion to their respective Percentage Interest (except that Members will not receive any distributions under this part unless the amount such Member would have received pursuant to this part is equal to the amount of distribution the Member received under Distributions subsection (i) above).

Liquidation Preference:
In the event of a Liquidation Event, holders of the Preferred Units shall be entitled to receive, in preference to the holders of any Junior Securities, the original purchase price for the Preferred Units plus any accrued but unpaid Preferred Return.

Unless otherwise agreed to by the holders of 2/3 of the Preferred Units, for purposes of the liquidation preference a “Liquidation Event” includes a merger, acquisition or sale of substantially all of the assets of the Company in which the members of the Company do not own a majority of the outstanding equity interests of the surviving entity.

Redemption:
The Company shall have the right to redeem for cash, out of legally available funds and to the extent permitted under the Credit Agreement, each issued and outstanding Preferred Unit at any time after the third anniversary of the sale of such Preferred Unit.  The purchase price for each Preferred Unit shall be equal to the purchase price thereof (as adjusted to reflect subsequent equity distributions, splits, recapitalizations or similar transactions), plus accrued and unpaid distributions.

Voting Rights:	The holders of the Preferred Units shall have one vote per Preferred Unit held by such holder.

Other than as set forth in the Revised Agreement, holders of Preferred Units and Common Units have identical rights and preferences.

Item 7.01	Regulation FD Disclosure.

The Company’s Board of Directors determined that in order to raise capital necessary to fully commence operations and to fund its hedging strategy, it would need to offer a class of securities which has preferential terms versus its outstanding units.  Accordingly, it adopted the Revised Agreement and has commenced a private offering of the Preferred Units.

Item 8.01                      Other Events.

The information contained in Item 7.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

3(ii).1	Third Amended and Restated Operating Agreement of NEDAK Ethanol, LLC dated March 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: March 9, 2009	By:	/s/ Jerome Fagerland
Jerome Fagerland
President